                                   EXHIBIT 11
                                   ----------

                           M. H. MEYERSON & CO., INC.
                         STATEMENT OF EARNINGS PER SHARE


Year ended January 31, 1997

Shares outstanding during the year ended January 31, 1997:

  4,983,335 shares from February 1 to May 7 1996               97 days          483,383,495

  4,993,335 shares from May 8, 1996 to January 31, 1997        269 days       1,343,207,115

                                                               366            1,826,590,610

1,826,590,610 shares divided by 366 days = 4,990,685 average shares outstanding. Earnings year ended January 31, 1997 = $1,819,963
Basic earnings per share = $1,819,963/4,990,685 = $0.36

Equivalent shares using the modified treasury stock method:

268,000 options, exercise price $1.00       268,000     1.00       $    268,000
205,000 options, exercise price $1.10       205,000     1.10       $    225,500
90,000 options, exercise price $2.25         90,000     2.25       $    202,500
200,000 options, exercise price $2.1875     200,000     2.1875     $    437,500
12,500 options, exercise price $2.50         12,500     2.50       $     31,250
300,000 options, exercise price $3.50       300,000     3.50       $  1,050,000
Less: shares assumed to be purchased       (545,169)               $ (2,214,750)
                                           ---------               -------------
                                            530,331                $          0
                                            =======                ==     =====

Total weighted average outstanding shares: 4,990,685 + 530,331 = 5,521,016 Earnings - year ended January 31, 1997 = $1,819,963
Diluted earnings per share = $1,819,963 / 5,521,016 = $0.33 earnings per share.

                           M. H. MEYERSON & CO., INC.
                     STATEMENT OF EARNINGS PER SHARE (CONT.)

Year ended January 31, 1998

Shares outstanding during the year ended January 31, 1998:
  4,993,335 shares from February 1 to February 12, 1997                      12 days                   59,920,020

  4,995,335 shares from February 13 to February 24, 1997                     12 days                   59,944,020

  5,000,335 shares from February 25 to April 1, 1997                         36 days                  180,012,060

  5,030,335 shares from April 2 to May 22, 1997                              51 days                  256,547,085

  5,035,335 shares from May 23 to August 13, 1997                            83 days                  417,932,805

  5,042,835 shares from August 14, 1997 to January 12, 1998                  152 days                 766,510,920

  5,047,835 shares from January 13 to January 31, 1998                       19 days                   95,908,865

                                                                             365                    1,836,775,775

1,836,775,775 shares divided by 365 days = 5,032,262 average shares outstanding. Loss year ended January 31, 1998 = $(1,719,464)
Basic and diluted loss per share = $(1,719,464)/5,032,262 = $(0.34)

Calculation of equivalent shares was not included as it would be anti-dilutive.

                           M. H. MEYERSON & CO., INC.
                     STATEMENT OF EARNINGS PER SHARE (CONT.)

Year ended January 31, 1999
Shares outstanding during the year ended January 31, 1999:
  5,047,835 shares from February 1 to February 25, 1998         25 days          126,195,875

  5,055,335 shares from February 26 to January 19, 1999         327 days       1,653,094,545

  5,090,335 shares from January 20 to January 31, 1999          13 days           66,174,355

                                                                365            1,845,464,775

1,845,464,775 shares divided by 365 days = 5,056,068 average shares outstanding. Earnings year ended January 31, 1999 = $236,449
Basic earnings per share = $236,449/5,056,068 = $0.05

Equivalent shares using the modified treasury stock method:

Options assumed exercised:

  576,000 options, exercise price $1.00                                576,000

  205,000 options, exercise price  1.10                                225,500

  725,000 options, exercise price  2.25                              1,631,250

  200,000 options, exercise price  2.1875                              437,500

   45,000 options, exercise price  1.96875                              88,594

   40,000 options, exercise price  1.375                                55,000

   1,791,000                                                         3,013,844

  (1,303,284) shares assumed to be purchased                       (3,013,844)

     487,716                                                                0

Total weighted average outstanding shares:
5,056,068 + 487,716 = 5,543,784.
Earnings year ended January 31, 1999 = $236,449.
Diluted earnings per share = $236,449 / 5,543,784 = $0.04.